Exhibit 5.1


                             JACOBSON & COLFIN, P.C.
                                60 Madison Avenue
                                   Suite 1026
                            New York, New York 10010
                                 (2312) 691-5630



                                                              November 28, 2005


         The Board of Directors
         Premiere Publishing Group, Inc.
         386 Park Avenue South
         18th Floor
         New York, New York 10016

                  Re:      Registration Statement on Form SB-2

         Gentlemen:

                  At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Premiere Publishing Group, Inc., a Nevada corporation (the "Company"), that is intended to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,671,464 shares of the Company's common stock which are issued and outstanding (the "Outstanding Shares"), and 7,750,000 shares (the "Convertible Shares") which are issuable upon the conversion of certain convertible promissory notes described in the Registration Statement (the "Convertible Notes"), and 3,000,000 shares (the "Warrant
         Shares") which are issuable upon the exercise of certain warrants described in the Registration Statement (the "Warrants").

                  We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

                  Based on the foregoing, we are of the opinion that under Nevada law the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, that upon the proper conversion of the Convertible Notes, as described in the Registration Statement, the Convertible Shares will be duly authorized and will be validly issued, fully paid and non-assessable, and that upon the proper exercise of the Warrants, as described in the Registration Statement, the Warrant Shares will be duly authorized and will be validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.


                                                    Very truly yours,

                                                    /s/ Jacobson & Colfin, P.C.

                                                    Jacobson & Colfin, P.C.